Exhibit 99.1

Magnachip Reports Results for Fourth Quarter and Year 2021

•

Fourth quarter revenue of $110.3 million was down 13.1% sequentially and down 22.8% year-over-year (YoY) due mainly to severe supply shortages especially for 28nm 12” OLED wafers; Full-year revenue of $474.2 million decreased 6.5% YoY due primarily to a revenue decrease in our OLED business due to wafer supply shortages, offset in part by strong growth in our Power business.

•

GAAP gross profit margin for the fourth quarter was 35.0%, down 170 bps sequentially and up 810 bps YoY; Full-year GAAP gross profit margin of 32.4% was an increase of 710 bps YoY due mainly to improved product mix, increased average selling price, and a higher utilization rate.

•	GAAP diluted earnings per share (EPS) for the fourth quarter was $1.12; Full-year GAAP diluted EPS was $1.21.

•	Non-GAAP diluted EPS for the fourth quarter was $0.31; Full-year non-GAAP diluted EPS was $1.09.

SEOUL, South Korea, February 16, 2022 — Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the fourth quarter and full-year 2021.

Commenting on the results for the fourth quarter of 2021, YJ Kim, Magnachip’s chief executive officer stated, “For the fourth quarter, the demand and signals from our customers remained strong across the board. However, severe supply constraints continued to significantly limit our OLED revenue potential, which was partially offset by strong Power business. We reported $110.3 million in revenue and 31 cents in non-GAAP diluted EPS for the fourth quarter.”

Commenting on the full-year, YJ stated, “While our 2021 revenue was negatively impacted by continuing supply shortages, especially for 28nm 12” OLED wafers, we delivered higher profitability in all of our key measures in 2021 compared to 2020. In addition, our team at Magnachip achieved critical milestones to fuel future growth; we broadened our customer base, further penetrated new applications, and enhanced our supply chain for additional manufacturing capacity, which is expected to come online in the later part of 2022. While our near-term outlook is still being challenged by persisting supply constraints, these developments reinforce our confidence and optimism about our long-term growth.”

Q4 and 2021 Financial Highlights

	In thousands of U.S dollars, except share data
	GAAP
	Q4 2021	Q3 2021	Q/Q change			Q4 2020	Y/Y change
Revenues
Standard Products Business
Display Solutions	41,298	58,528	down	29.4%		82,705	down	50.1%
Power Solutions	58,212	58,887	down	1.1%		46,861	up	24.2%
Transitional Fab 3 foundry services(1)	10,825	9,585	up	12.9%		13,379	down	19.1%
Gross Profit Margin	35.0%	36.7%	down	1.7	%pts	26.9%	up	8.1	%pts
Operating Income	63,870	20,001	up	219.3%		9,206	up	593.8%
Net Income	53,611	10,768	up	397.9%		66,581	down	19.5%
Basic Earnings per Common Share	1.16	0.23	up	404.3%		1.87	down	38.0%
Diluted Earnings per Common Share	1.12	0.23	up	387.0%		1.45	down	22.8%

	In thousands of U.S dollars, except share data
	Non-GAAP(4)
	Q4 2021	Q3 2021	Q/Q change			Q4 2020	Y/Y change
Adjusted Operating Income	14,421	22,691	down	36.4%		15,355	down	6.1%
Adjusted EBITDA	18,144	26,361	down	31.2%		18,582	down	2.4%
Adjusted Net Income	14,606	20,073	down	27.2%		17,268	down	15.4%
Adjusted Earnings per Common Share—Diluted	0.31	0.42	down	26.2%		0.40	down	22.5%

	In thousands of U.S dollars, except share data
	GAAP
	2021	2020	Y/Y Change
Revenues
Standard Products Business
Display Solutions	205,322	299,057	down	31.3%
Power Solutions	227,777	166,462	up	36.8%
Transitional Fab 3 foundry services(1)	41,131	41,540	down	1.0%
Gross Profit Margin	32.4%	25.3%	up	7.1	%pts
Operating Income(2)	83,407	27,016	up	208.7%
Net Income(3)	56,708	344,965	down	83.6%
Basic Earnings per Common Share	1.26	9.80	down	87.1%
Diluted Earnings per Common Share	1.21	7.54	down	84.0%

	In thousands of U.S dollars, except share data
	Non-GAAP(4)
	2021	2020	Y/Y Change
Adjusted Operating Income	56,135	41,584	up	35.0%
Adjusted EBITDA	70,701	52,919	up	33.6%
Adjusted Net Income	51,059	28,260	up	80.7%
Adjusted Earnings per Common Share—Diluted	1.09	0.73	up	49.3%

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, and for a period of up to three years, we will provide transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”). Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions businesses.

(2)

For the year ended December 31, 2021, operating income of $83.4 million included net gain of $35.5 million that represented $70.2 million income from the recognition of a reverse termination fee, net of professional service fees and expenses of $34.7 million incurred in connection with the contemplated merger transaction.

(3)

For the year ended December 31,2020, net income of $345.0 million included income from discontinued operations, net of tax, of $287.9 million, primarily attributable to the recognition of $287.1 million as gain on sale of the Foundry Services Group business and Fab 4. It also included income tax benefits of $46.2 million, mainly attributable to the recognition of differences between GAAP and cash tax expense of $43.9 million.

(4)

Non-GAAP financial measures are calculated based on the results from continuing operations. Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income from continuing operations or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q1 2022 Financial Guidance

Our near-term outlook is still being challenged by persisting supply constraints especially for 28nm 12” wafers. While actual results may vary, looking into the next quarter, which typically presents seasonal softness, Magnachip anticipates Q1 2022 to be the bottom and currently expects:

•	Revenue to be in the range of $102 million to $108 million, including about $9 million of the Transitional Fab 3 Foundry Services.

•	Gross profit margin to be in the range of 34.5% to 36.5%

Q4 2021 Earnings Conference Call

Magnachip will host a conference call at 5 p.m. Eastern Time on February 16, 2022. The conference call will be webcast live and also is available by dialing toll-free at 1-844-536-5472. International call-in participants can dial 1-614-999-9318. The conference ID number is 1582546. Participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. Eastern Time start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com. A replay of the conference call will be available the same day and will run for 72 hours. The replay dial-in numbers are 1-404-537-3406 or toll-free at 1-855-859-2056. The access code is 1582546.

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including first quarter 2022 revenue and gross profit margin expectations, and the impact of the COVID-19 pandemic or the emergence of various variants of the virus, escalated trade tensions and supply constraints on Magnachip’s first quarter 2022 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to the COVID-19 pandemic or the emergence of various variants of the virus, other outbreaks of disease, recessions, economic instability or civil unrest; manufacturing capacity constraints or supply chain disruptions; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity or supply constraints; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the COVID-19 pandemic or the emergence of various variants of the virus; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic or the emergence of various variants of the virus that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for Magnachip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on March 9, 2021 (amended on April 30, 2021), our Form 10-Qs filed on May 10, 2021, August 6, 2021 and November 5, 2021 (including that the impact of the COVID-19 pandemic, trade tensions and supply constraints may also exacerbate the risks discussed therein) and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip with more than 40 years of operating history, owns a portfolio of approximately 1,150 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

In the United States: So-Yeon Jeong Jeong Consulting Tel. +1-408-712-6151 Investor.relations@magnachip.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Revenues:
Net sales – standard products business	$99,510	$117,415	$129,566	$433,099	$465,519
Net sales – transitional Fab 3 foundry services	10,825	9,585	13,379	41,131	41,540
Total revenues	110,335	127,000	142,945	474,230	507,059
Cost of sales:
Cost of sales – standard products business	62,206	71,641	92,503	283,503	338,420
Cost of sales – transitional Fab 3 foundry services	9,525	8,772	11,981	37,184	40,322
Total cost of sales	71,731	80,413	104,484	320,687	378,742
Gross profit	38,604	46,587	38,461	153,543	128,317
Gross profit as a percentage of standard products business net sales	37.5%	39.0%	28.6%	34.5%	27.3%
Gross profit as a percentage of total revenues	35.0%	36.7%	26.9%	32.4%	25.3%
Operating expenses:
Selling, general and administrative expenses	13,255	12,550	12,576	52,440	49,974
Research and development expenses	12,197	12,270	11,604	51,212	45,698
Merger-related costs (income), net	(49,369)	1,552	653	(35,527)	653
Early termination and other charges, net	(1,349)	214	4,422	2,011	4,976
Total operating expenses (income)	(25,266)	26,586	29,255	70,136	101,301
Operating income:	63,870	20,001	9,206	83,407	27,016
Interest expense	(132)	(113)	(1,625)	(1,371)	(18,147)
Foreign currency gain (loss), net	147	(7,579)	13,256	(11,853)	(382)
Loss on early extinguishment of borrowings, net	—	—	(766)	—	(766)
Other income, net	947	1,608	767	3,786	3,110
Income from continuing operations before income tax expense	64,832	13,917	20,838	73,969	10,831
Income tax expense (benefit)	11,221	3,149	(47,064)	17,261	(46,228)
Income from continuing operations	53,611	10,768	67,902	56,708	57,059
Income (loss) from discontinued operations, net of tax	—	—	(1,321)	—	287,906
Net income	$53,611	$10,768	$66,581	$56,708	$344,965
Basic earnings (loss) per common share— Continuing operations	$1.16	$0.23	$1.91	$1.26	$1.62
Discontinued operations	—	—	(0.04)	—	8.18
Total	$1.16	$0.23	$1.87	$1.26	$9.80
Diluted earnings (loss) per common share— Continuing operations	$1.12	$0.23	$1.47	$1.21	$1.35
Discontinued operations	—	—	(0.02)	—	6.19
Total	$1.12	$0.23	$1.45	$1.21	$7.54
Weighted average number of shares— Basic	46,369,520	46,449,234	35,582,966	44,879,412	35,213,525
Diluted	47,691,816	47,808,457	47,062,903	47,709,373	46,503,586

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$279,547	$279,940
Accounts receivable, net	50,954	64,390
Inventories, net	39,370	39,039
Other receivables	25,895	4,338
Prepaid expenses	7,675	7,332
Hedge collateral	3,060	5,250
Other current assets	2,619	9,321
Total current assets	409,120	409,610
Property, plant and equipment, net	107,882	96,383
Operating lease right-of-use assets	4,275	4,632
Intangible assets, net	2,377	2,727
Long-term prepaid expenses	8,243	4,058
Deferred income taxes	41,095	44,541
Other non-current assets	10,662	9,739
Total assets	$583,654	$571,690
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$37,593	$52,164
Other accounts payable	6,289	2,531
Accrued expenses	20,071	16,241
Accrued income taxes	11,823	12,398
Operating lease liabilities	2,323	2,210
Current portion of long-term borrowings, net	—	83,479
Other current liabilities	7,382	4,595
Total current liabilities	85,481	173,618
Accrued severance benefits, net	33,064	40,462
Non-current operating lease liabilities	1,952	2,422
Other non-current liabilities	10,395	9,588
Total liabilities	130,892	226,090
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 55,905,320 shares issued and 45,659,304 outstanding at December 31, 2021 and 44,943,854 shares issued and 35,783,347 outstanding at December 31, 2020	559	450
Additional paid-in capital	241,197	163,010
Retained earnings	343,542	286,834
Treasury stock, 10,246,016 shares at December 31, 2021 and 9,160,507 shares at December 31, 2020, respectively	(130,306)	(108,397)
Accumulated other comprehensive income (loss)	(2,230)	3,703
Total stockholders’ equity	452,762	345,600
Total liabilities and stockholders’ equity	$583,654	$571,690

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Year Ended
	December 31,	December 31,	December 31,
	2021	2021	2020
Cash flows from operating activities
Net income	$53,611	$56,708	$344,965
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,663	14,239	16,481
Provision for severance benefits	2,768	8,282	16,743
Amortization of debt issuance costs and original issue discount	—	261	2,220
Loss (gain) on foreign currency, net	(175)	32,432	(23,233)
Restructuring and other charges	—	—	3,502
Merger-related costs (income), net	(12,142)	(12,142)	360
Provision for inventory reserves	760	2,244	3,695
Stock-based compensation	1,648	7,704	6,699
Loss on early extinguishment of borrowings, net	—	—	766
Gain on sale of discontinued operations	—	—	(287,117)
Deferred income tax assets	893	918	(44,441)
Other, net	(1,030)	(613)	217
Changes in operating assets and liabilities
Accounts receivable, net	809	7,505	(19,268)
Unbilled accounts receivable, net	—	—	14,260
Inventories	(1,378)	(5,939)	(816)
Other receivables	2,949	(2,338)	6,954
Other current assets	4,464	12,397	13,561
Accounts payable	4,755	(11,437)	3,960
Other accounts payable	(4,084)	(7,813)	(12,000)
Accrued expenses	(765)	(2,406)	(29,116)
Accrued income taxes	8,307	(1)	10,825
Deferred revenue	863	(131)	2,174
Other current liabilities	(104)	1,445	279
Other non-current liabilities	(732)	(1,398)	3,521
Contributions to severance insurance deposit accounts	(5,526)	(5,688)	(11,921)
Payment of severance benefits	(1,907)	(6,679)	(12,076)
Other, net	80	193	(3,724)
Net cash provided by operating activities	57,727	87,743	7,470
Cash flows from investing activities
Proceeds from settlement of hedge collateral	1,219	5,214	13,762
Payment of hedge collateral	(605)	(3,349)	(8,839)
Proceeds from disposal of property, plant and equipment	1,419	1,446	65
Purchase of property, plant and equipment	(18,844)	(32,212)	(36,100)
Payment for intellectual property registration	(159)	(614)	(741)
Collection of guarantee deposits	—	3,192	1,024
Payment of guarantee deposits	(41)	(5,001)	(1,236)
Proceeds from sale of discontinued operations	—	—	350,553
Other, net	16	(114)	(6)
Net cash provided by (used in) investing activities	(16,995)	(31,438)	318,482
Cash flows from financing activities
Repurchase of long-term borrowings	—	—	(224,250)
Proceeds from exercise of stock options	359	4,279	3,918
Acquisition of treasury stock	—	(1,653)	(1,125)
Acquisition of stock under accelerated stock repurchase agreement	(20,073)	(20,073)	—
Payment under accelerated stock repurchase agreement	(17,427)	(17,427)	—
Repayment of financing related to water treatment facility arrangement	(136)	(563)	(546)
Others	(58)	(107)	(278)
Net cash used in financing activities	(37,335)	(35,544)	(222,281)
Effect of exchange rates on cash and cash equivalents	(151)	(21,154)	24,612
Net increase (decrease) in cash and cash equivalents	3,246	(393)	128,283
Cash and cash equivalents at beginning of period	276,301	279,940	151,657
Cash and cash equivalents at end of period	$279,547	$279,547	$279,940

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Operating income	$63,870	$20,001	$9,206	$83,407	$27,016
Adjustments:
Equity-based compensation expense	1,648	2,005	1,945	7,704	6,311
Inventory reserve related to Huawei impact of downstream trade restrictions	(379)	(1,081)	(871)	(1,460)	1,460
Expenses related to Fab 3 power outage	—	—	—	—	1,168
Merger-related costs (income), net	(49,369)	1,552	653	(35,527)	653
Early termination and other charges, net	(1,349)	214	4,422	2,011	4,976
Adjusted operating income	$14,421	$22,691	$15,355	$56,135	$41,584

We present Adjusted Operating Income as a supplemental measure of our performance. We define Adjusted Operating Income for the periods indicated as operating income adjusted to exclude (i) Equity-based compensation expense, (ii) Inventory reserve related to Huawei impact of downstream trade restrictions, (iii) Expenses related to Fab 3 power outage, (iv) Merger-related costs (income), net and (v) Early termination and other charges, net.

For the year ended December 31, 2021, we recorded in our consolidated statement of operations net gain of $35,527 thousand that represented income of $70,200 thousand from the recognition of a reverse termination fee, net of professional service fees and expenses of $34,673 thousand incurred in connection with the contemplated merger transaction of the Company that was terminated in December 2021. For the same period, we also recorded $3,430 thousand of non-recurring professional service fees and expenses incurred in connection with the regulatory requests, partially offset by $1,419 thousand gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi (which was closed during the year ended December 31, 2018).

For the year ended December 31, 2020, we recorded in our consolidated statement of operations $4,422 thousand of early termination and other charges, net, in connection with the headcount reduction program offered and paid to the employees during the fourth quarter of 2020. During the same period, we also recorded $554 thousand of non-recurring professional service fees and expenses incurred in connection with certain treasury and finance initiatives.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Income from continuing operations	$53,611	$10,768	$67,902	$56,708	$57,059
Adjustments:
Interest expense, net	(726)	(439)	863	(1,238)	15,404
Income tax expense (benefit)	11,221	3,149	(47,064)	17,261	(46,228)
Depreciation and amortization	3,663	3,578	3,148	14,239	11,116
EBITDA	67,769	17,056	24,849	86,970	37,351
Equity-based compensation expense	1,648	2,005	1,945	7,704	6,311
Foreign currency loss (gain), net	(147)	7,579	(13,256)	11,853	382
Derivative valuation loss (gain), net	(29)	(237)	74	(123)	(148)
Loss on early extinguishment of borrowings, net	—	—	766	—	766
Inventory reserve related to Huawei impact of downstream trade restrictions	(379)	(1,081)	(871)	(1,460)	1,460
Expenses related to Fab 3 power outage	—	—	—	—	1,168
Merger-related costs (income), net	(49,369)	1,552	653	(35,527)	653
Early termination and other charges, net	(1,349)	(513)	4,422	1,284	4,976
Adjusted EBITDA	18,144	26,361	18,582	70,701	52,919
Income from continuing operations	$53,611	$10,768	$67,902	$56,708	$57,059
Adjustments:
Equity-based compensation expense	1,648	2,005	1,945	7,704	6,311
Foreign currency loss (gain), net	(147)	7,579	(13,256)	11,853	382
Derivative valuation loss (gain), net	(29)	(237)	74	(123)	(148)
Loss on early extinguishment of borrowings, net	—	—	766	—	766
Inventory reserve related to Huawei impact of downstream trade restrictions	(379)	(1,081)	(871)	(1,460)	1,460
Expenses related to Fab 3 power outage	—	—	—	—	1,168
Merger-related costs (income), net	(49,369)	1,552	653	(35,527)	653
Early termination and other charges, net	(1,349)	(513)	4,422	1,284	4,976
GAAP and cash tax expense difference	907	—	(43,874)	907	(43,874)
Income tax effect on non-GAAP adjustments	9,713	—	(493)	9,713	(493)
Adjusted Net Income	$14,606	$20,073	$17,268	$51,059	$28,260
Adjusted Net Income per common share—
- Basic	$0.31	$0.43	$0.49	$1.14	$0.80
- Diluted	$0.31	$0.42	$0.40	$1.09	$0.73
Weighted average number of shares – basic	46,369,520	46,449,234	35,582,966	44,879,412	35,213,525
Weighted average number of shares – diluted	47,691,816	47,808,457	47,062,903	47,709,373	46,503,586

We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Loss on early extinguishment of borrowings, net, (v) Inventory reserve related to Huawei impact of downstream trade restrictions, (vi) Expenses related to Fab 3 power outage, (vii) Merger-related costs (income), net and (viii) Early termination and other charges, net.

EBITDA for the periods indicated is defined as Income from continuing operations before interest expense, net, income tax expense (benefit) and depreciation and amortization. We prepare Adjusted Net Income by adjusting income from continuing operations to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as income from continuing operations, adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Loss on early extinguishment of borrowings, net, (v) Inventory reserve related to Huawei impact of downstream trade restrictions, (vi) Expenses related to Fab 3 power outage, (vii) Merger-related costs (income), net, (viii) Early termination and other charges, net, (ix) GAAP and cash tax expense difference and (x) Income tax effect on non-GAAP adjustments.

For the year ended December 31, 2021, we recorded in our consolidated statement of operations net gain of $35,527 thousand that represented income of $70,200 thousand from the recognition of a reverse termination fee, net of professional service fees and expenses of $34,673 thousand incurred in connection with the contemplated merger transaction of the Company that was terminated in December 2021. For the same period, we also recorded $3,430 thousand of non-recurring professional service fees and expenses incurred in connection with the regulatory requests, partially offset by $1,419 thousand gain on sale of certain legacy equipment of the closed back-end line in our fabrication facility in Gumi (which was closed during the year ended December 31, 2018 and $727 thousand legal settlement gain related to certain expenses incurred in prior periods in connection with our legacy Fab 4 (which was sold during the year ended December 31, 2020) and awarded in the third quarter of 2021.

For the year ended December 31, 2020, we recorded in our consolidated statement of operations $4,422 thousand of early termination and other charges, net in connection with the headcount reduction program offered and paid to the employees during the fourth quarter of 2020. During the same period, we also recorded $554 thousand of non-recurring professional service fees and expenses incurred in connection with certain treasury and finance initiatives.